Item 27. Exhibit (l) i.

KPMG LLP

One Financial Plaza

755 Main Street

Hartford, CT 06103

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 26, 2026, with respect to the statutory financial statements of Massachusetts Mutual Life Insurance Company, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.

/s/ KPMG LLP

Hartford, Connecticut

April 20, 2026

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.

KPMG LLP

Two Financial Center

60 South Street

Boston, MA 02111

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 10, 2026, with respect to the financial statements of Massachusetts Mutual Variable Annuity Separate Account 4, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

April 20, 2026

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.